Exhibit 99.2

Poster No. K6

The effect of fluticasone furoate (FF) alone and in combination with vilanterol (VI) on the early asthmatic response
23h after dosing in patients with mild persistent asthma: results from a 28-day, randomized, controlled, crossover study

Oliver A(1), Quinn D(2), Goldfrad C(3), van Hecke B(4)*, Ayer J(1), Boyce M(4)

(1)GlaxoSmithKline Respiratory and Immuno-Inflammation Medicines Development Centre, Uxbridge, UK; (2)P3 Research, Wellington, New Zealand; (3)Quantitative Sciences Division, GlaxoSmithKline, Uxbridge, UK; (4)Hammersmith Medicines Research Ltd, London, UK. *Present Address: GSK Medicines Research Unit, Prince of Wales Hospital, Randwick, Australia

INTRODUCTION

•                  There is a need for preventative asthma maintenance therapy that provides lasting bronchoprotection against allergen provocation.

•                  An allergic response (AR) comprises two temporal events in a sensitized patient(1)

•                  early AR (EAR): starts ~20min after allergen exposure with a rapid decline in lung function that recovers within 2–3h

•                  late AR (LAR): a subsequent, less acute decline in lung function which starts 2–4h post exposure, is most severe at 8–12h and may not be fully recovered by 24h.

•                  The EAR is an important clinical event in sensitized asthma patients as it can result in significant lung function decline, albeit of a relatively short duration, and act as a precursor to the more sustained LAR.(2)

•                  FF, a novel inhaled once-daily corticosteroid, is being developed as a monotherapy for asthma(3)–(7) and in combination with VI (FF/VI), a novel inhaled once-daily long-acting beta2 agonist(8) (LABA) for the management of asthma and COPD.

OBJECTIVES

•                  To assess the effect of FF and FF/VI vs placebo on the EAR at the trough of dosing (i.e. 22–23h post-dose).

•                  To determine any additional effect of FF/VI vs FF on the EAR at the trough of dosing.

METHODS

•                  Multicenter, randomized, double-blind, placebo-controlled, three-period crossover study. A schematic of the study design is shown in Figure 1.

•                  Patients were aged 18–65 years with mild asthma. Figure 1. Study design.

Figure 1. Study design.

*Inhaled allergen challenge 22–23h after final dose

•                  In addition, patients needed to demonstrate

•             methacholine challenge PC20 <8mg/mL at screening or within last 6 months, or previous AMP PC20 <60mg/mL, or histamine PC20 <8mg/mL within last 6 months

•             positive skin prick test (wheal >3mm vs neg. control) to >1 allergens (house dust mite, grass pollen, and cat hair) at screening or within 12 months of screening

•             EAR to inhaled allergen with a fall in FEV1 of >20% 5–30min after the final concentration of allergen (grass pollen, house dust mite or cat dander/hair) at screening.

•                  EAR was stimulated by inhaled allergen challenge ~23h post-dose, at an average time of 16:47h.

Efficacy endpoints and safety measures

•                  Primary: weighted mean (wm) change from post-saline baseline in FEV1 between 0–2h after allergen challenge (22–23h post-treatment) on Day 29.

•                  Secondary endpoints: maximum % decrease and minimum absolute change from prechallenge (Day 29) baseline in FEV1 between 0–2h; and incidence of treatment-related adverse events (AEs).

RESULTS

•                  52 patients were randomized (intent-to-treat [ITT] population); 50 (96%) completed the study.

•                  Table 1 shows baseline demographic characteristics and lung function at screening.

Table 1. Patient baseline demographics and lung function at screening (ITT population).

Demographics

Age(%)
18–40 years	71
41–65 years	29
Female (%)	35
BMI, kg/m2, mean (range)	25.94 (18.9-33.6)
White race (%)	92

Lung function

Pre-bronchodilator FEV1, L, mean (SD)	3.52 (0.713)
Pre-bronchodilator FEV1 % predicted, mean (SD)	89.71 (8.848)

BMI = body mass index; SD = standard deviation

Efficacy

•                  FEV1 increased from Day 1 to Day 29 with FF/VI and FF (Figure 2a).

•                  Both FF 100mcg and FF/VI 100/25mcg attenuated the decline in FEV1 following allergen challenge versus placebo (Figure 2; Table 2).

Table 2. Statistical analysis of treatment differences in change from post-saline baseline (ITT population).

	Treatment difference wmFEV1 (L)	95% CI
FF – placebo	0.162	0.087, 0.237
FF/VI – placebo	0.145	0.069, 0.222
FF/VI – FF	–0.017	–0.091, 0.057
Max. percent decrease in FEV1
FF – placebo	10.951	8.053, 13.848
FF/VI – placebo	11.785	8.849, 14.721
FF/VI – FF	0.834	–2.010, 3.678
Max. absolute decrease in FEV1 (L)
FF – placebo	0.330	0.232, 0.429
FF/VI – placebo	0.331	0.231, 0.431
FF/VI – FF	0.001	–0.096, 0.097

Efficacy endpoints were analyzed using a mixed-effects analysis of covariance (ANCOVA) model, with fixed effects of treatment, period, subject-level baseline, period-level baseline, country, sex and age and subject fitted as a random effect

CI = confidence interval; wm = weighted mean

Figure 2. Time course (a) of mean absolute FEV1 and (b) change in mean FEV1 from post-saline baseline (ITT population): allergen challenge initiated at an average time of 16:47h.

FF 100mcg (n=51)
FF/VI 100/25mcg (n=51)
Placebo (n=51)
a)
4
3
2
1
0
FEV$_1$ (L)
Inhaled allergen challenge
5
10
15
30
45
60
90
120
Saline
Day 1 pre-dose
Day 29 pre-saline
Planned time relative to end of allergen inhalation (min)
b)
0.2
0.1
0.0
-0.1
-0.2
-0.3
-0.4
-0.5
-0.6
-0.7
-0.8
Mean change in FEV$_1$ (L: SE)
5
10
15
20
30
45
60
90
120
Planned time relative to end of allergen inhalation (min)

Safety

•                  Overall incidence of AEs was similar between groups (Table 3).

Table 3. Most common(a) on-treatment AEs (ITT population).

N (%)	Placebo (n=51)	FF 100mcg (n=51)	FF/VI 100/25mcg (n=51)
Any on-treatment AE	20 (39)	22 (43)	18 (35)
Headache	9 (18)	11 (22)	5 (10)
Oropharyngeal pain	2 (4)	2 (4)	2 (4)
Nasopharyngitis	3 (6)	2 (4)	0
Cough	1 (2)	3 (6)	0
Chest discomfort	3 (6)	0	0
Mouth ulceration	0	2 (4)	2 (4)
Nausea	2 (4)	2 (4)	0
Dysphonia	0	2 (4)	2 (4)
Hot flush	0	0	2 (4)
Seasonal allergy	0	2 (4)	0

(a)>3% of patients, any treatment group

CONCLUSIONS

•                  FF 100mcg and FF/VI 100/25mcg inhaled once daily over 28 days provided significant and clinically relevant bronchoprotection against the EAR relative to placebo in patients with mild asthma.

•                  That this protection is provided at the trough of dosing suggests true 24-h protection, and also suggests that FF 100mcg or FF/VI 100/25mcg has the potential to reduce symptoms associated with environmental allergens throughout the day in people with atopic asthma.

REFERENCES

(1) Gauvreau GM, et al. Contrib Microbiol 2007;14:21–32;

(2) O’Byrne PM. Allergy Asthma Immunol Res 2009;1:3–9;

(3) Busse WW, et al. Thorax 2012;67:35–41;

(4) Bleecker ER, et al. Eur Respir J 2010;36(Suppl. 54):204s;

(5) Bateman ED, et al. Respir Med 2012;106:642–50;

(6) Woodcock A, et al. Respir Res 2011;12:160;

(7) Woodcock A, et al. Respir Res 2011;12:132;

(8) Lötvall J, et al. Eur Resp J 2012;Feb 23 [Epub ahead of print].

ACKNOWLEDGMENTS

•                  This study was sponsored by GlaxoSmithKline. ClinicalTrials.gov: NCT01128569; protocol number: HZA113090.

•                  Amanda Oliver, Caroline Goldfrad and Jonathan Ayer are shareholders and employees of GlaxoSmithKline. Dean Quinn, Benjamin van Hecke and Malcolm Boyce have no conflict of interest. Benjamin van Hecke was employed by Hammersmith Research Ltd at the time of this study.

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Lisa Moore at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the Annual Conference of the American Thoracic Society (ATS), San Francisco, California, USA, May 18–23, 2012